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Exhibit 99

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated February 15, 2000


News Release
Visit our web site at: www.lanvision.com

                                         COMPANY CONTACTS:
                                         J. Brian Patsy
                                         President and Chief Executive Officer
                                         Or
                                         Thomas E. Perazzo
                                         Chief Financial Officer
                                         (513) 459-5000

                                         MORGEN-WALKE CONTACTS:
                                         Investor Relations: Donna Stein/
                                         Jill Meleski
                                         Morgen-Walke Associates
                                         (212) 850-5600
FOR IMMEDIATE RELEASE

           LANVISION SYSTEMS, INC. ANNOUNCES SALE OF MASON, OHIO DATA
            CENTER FOR $2.9 MILLION TO SMART PROFESSIONAL PHOTOCOPY
                                   CORPORATION

MASON, Ohio, February 15, 2000 --- LanVision Systems, Inc. (Nasdaq: LANVC) today announced the sale of its Mason, Ohio data center to Alpharetta, Georgia-based Smart Professional Photocopy Corporation dba Smart Corporation ("Smart") for $2.9 million. The sale, which will generate a gain of approximately $1.4 million, will allow LanVision to focus on expanding its web-based Application Service Provider ("ASP") service offerings provided by its Virtual Healthware Services ("VHS") division, while continuing to utilize the start-of-the art e-health service bureau facilities located in Mason, Ohio through a service provider arrangement with Smart. Under a fee for service arrangement, LanVision will provide Smart with certain outsourcing services to manage and maintain portions of the data center, while Smart will provide LanVision continued use of the e-health data center facilities. Also, LanVision intends to continue to expand access to its e-health Software Applications through additional data center service providers.

Brian Patsy, President and Chief Executive Officer, commented, "The LanVision-Smart agreement is a significant win for both companies. The sale of the Mason data center to Smart allows LanVision to focus on expanding our e-health ASP software portfolio provided by our VHS division, while



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lowering our operating costs by selling the service bureau facilities to Smart.
Smart, in turn, acquires a state-of-the art ASP facility that can be leveraged for its other e-health strategic initiatives."

Eric Lombardo, Executive Vice President - Sales and Services noted, "We believe a substantial opportunity exists for healthcare ASP's to fundamentally change the way healthcare information is processed, stored and shared. Smart has a long history of success in the healthcare marketplace and we are very pleased to have established this arrangement with them."

Smart Corporation is the leading outsource provider of Release of Information services to the healthcare industry. Established in 1976, Smart now provides its services to over 1,000 hospitals and 4,600 clinics located in 46 states.


LanVision is an e-health Application Service Provider and leading supplier of Healthcare Information Access Systems specializing in connectivity solutions that utilize the power of the Internet/Intranet to link hospitals, physicians, patients and payers to a robust Electronic Medical Record. LanVision's solutions enable the coordination of both "structured" and "unstructured" patient data through a single health information repository. The Company's products are complementary to existing clinical and financial systems, and use document imaging and workflow tools to ensure end users can electronically access all the various forms of health information including clinician's handwritten notes, lab reports, photographs, insurance cards, etc. LanVision's e-health solutions offer value to all of the constituents in the healthcare delivery process by enabling them to simultaneously access information from virtually any location, including the physician's desktop using web browser technology. Web access to the entire medical record improves physician productivity and reduces administrative costs such as filing, storage, retrieval and upkeep of medical records and clinical costs, such as redundant diagnostic testing. LanVision provides its e-health ASP services to The University Hospital, a member of The Health Alliance of Greater Cincinnati. In addition, LanVision has installed its ChartVision(R) Healthcare Information Access System at an impressive list of leading healthcare providers including: UCSF Stanford Healthcare, the University of Pittsburgh Medical Center, Albert Einstein and Beth Israel Medical Centers, the Medical College of Georgia and Medical University of South Carolina, and Memorial Sloan-Kettering Cancer Center.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
Statements made by LanVision that are not historical facts are forward looking statements that are subject to risks and uncertainties. LanVision's future financial performance could differ materially from expectations of management and from results reported now or in the past. Factors that could cause LanVision's financial performance to so differ include, but are not limited to, the impact of competitive products and pricing, product development, reliance on strategic alliances, availability of products procured from third party vendors, the healthcare regulatory environment, fluctuations in operating results, and other risks detailed from time to time in LanVision's filings with the U.S. Securities and Exchange commission.

(C)2000 LanVision Systems, Inc., Mason, OH 45040.   All rights reserved.


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